SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 22, 2005

GOLDTECH MINING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	2-95836-NY	13-3250816
(State or Other Jurisdiction of Incorporation)	Commission File Number)	(IRS Employer Identification No.)

3-11 Bellrose Drive, Suite 314

St. Albert, Alberta T8N 5C9

_______________________________________

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (780) 498-2289

4904 WATERS EDGE DRIVE, SUITE 160, RALEIGH, NC 27606

(Former Address, if changed since last report)

Section 8. Other Events

Item. 8.01 Other Events

Goldtech Mining Corporation Cancels 11.5 Million Shares of Its Common Stock

St. Albert, Alberta – June 22, 2005 – Goldtech Mining Corporation (OTCBB: GMNC), an exploration mining company currently developing tin, tantalum, niobium, and rubidium producing properties in Spain, announced today that it has completed the cancellation of 11,541,400 shares. This action effectively reduces the company’s outstanding shares from more than 19 million to 7,628,841.

Goldtech had previously cancelled 11.11 million shares that were issued in 2003 to be exchanged in consideration for three mining properties in British Columbia. The parties to which the shares were issued have not met the terms of the agreement, as first reported in the company’s 8-K filing in September 2004. Goldtech also cancelled an additional 431,400 shares of common stock issued in exchange for services the company did not receive.

“As a result of this action, our company has reduced its common shares outstanding by more than half,” said Goldtech Chairperson Tracy Kroeker. “We are delighted to put this process behind us and believe this will greatly benefit our shareholders.”

About Goldtech:

Goldtech Mining is a development-stage exploration mining company currently developing a formerly producing tin mine west of Salamanca, Spain, known as the Golpejas Property. Goldtech seeks to capitalize on the high demand for tin and tantalum as well as other minerals. Please contact Tracy Kroeker at 780-498-2289 or visit our website at http://www.goldtechmining.com for more information.

About the Golpejas Property:

The Golpejas property had previously been mined for Tin and Tantalum until the early 1980s when markets saw tin prices collapse. This property has known reserves of Tin and Tantalum, as supported by data from the Spanish Institute of Mining and previous mining activity which indicates a significant tonnage of reserves with economic grades of Tin and Tantalum. The mineralization on the Golpejas property is exposed. With the recent increase in the prices of Tantalum, Tin and other rare metals, management is optimistic about the potential for this property. The company expects to further prove and expand the known reserves in order to re-establish mining operations at the Golpejas property.

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Legal Notice Regarding Forward-Looking Statements: Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Exhibit - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2005

Goldtech Mining Corporation

By:	/s/ Tracy Kroeker
Tracy Kroeker
Chairman, Chief Executive Officer,
Chief Financial Officer